CORINTHIAN COLLEGES, INC.
                   1998 PERFORMANCE AWARD PLAN
            (As Amended and Restated April 29, 1999)
 (Composite Plan Document Reflecting the September 6, 2000 Plan
                           Amendment)


1.   The Plan.

1.1 Purpose. The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding directors, officers, employees and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. Capitalized terms used herein are defined in Section 7.

1.2  Administration and Authorization; Power and Procedure.

     1.2.1 Committee. This Plan will be administered by and all Awards will be authorized by the Committee. Action of the Committee with respect to the administration of this Plan will be taken pursuant to a majority vote or by written consent of its members.

     1.2.2     Plan Awards; Interpretation; Powers of Committee.
          Subject to the express provisions of this Plan and any express limitations on the delegated authority of a Committee, the Committee will have the authority to:

          (a) determine eligibility and the particular Eligible Persons who will receive Awards;
          (b) grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards will become exercisable or will vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;
          (c) approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);
          (d) construe and interpret this Plan and any agreements defining the rights and obligations of the Company and employee Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;
          (e) cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6;
          (f) accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and
          (g) make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

          Notwithstanding the foregoing, the provisions of
          Section 8 shall be automatic and, to the maximum extent possible, self-effectuating.

     1.2.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, will be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

     1.2.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

     1.2.5     Bifurcation of Plan Administration; Delegation.
          Subject to the limits of Section 7, the Board may delegate different levels of authority to different Committees with administration and grant authority under this Plan, provided that each designated Committee granting any Awards hereunder shall consist exclusively of a member or members of the Board. A majority of the members of the acting Committee shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee. A Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3 Participation. Discretionary Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee so determines.

1.4  Shares Available for Awards; Share Limits.

     1.4.1     Shares Available.  Subject to the provisions of
          Section 6.3, the capital stock that may be delivered under this Plan will be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

     1.4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan will not exceed 1,629,134* Shares (the "Share Limit"). The maximum number of shares subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any one individual will be limited to 50,000* and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan to any one individual will be 50,000*. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and Section 6.3.

_______________________________
* After giving effect to the Corporation's 44.094522 for 1 split of the Common Stock in connection with the initial public offering of the Common Stock.

     1.4.3     Share Reservation; Replenishment and Reissue of
          Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit.
          Shares that are subject to or underlie Awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, will again, except to the extent prohibited by law, be available for subsequent Awards under this Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

1.5 Grant of Awards. Subject to the express provisions of this Plan, the Committee will determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2.2, the specific objectives, goals and "business criteria" as such term is used in Section 5.2 that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

1.6 Award Period. Any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 10 years after the date of grant;
     provided, however, that any payment of cash or delivery of stock pursuant to an Award may be delayed until a future date if specifically authorized by the Committee in writing.

1.7  Limitations on Exercise and Vesting of Awards.

1.7.1 Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award will be exercisable or will vest until at least six months after the initial Award Date, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award.

     1.7.2 Procedure. Any exercisable Award will be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.2.

     1.7.3 Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.8  No Transferability; Limited Exception to Transfer Restrictions.

     1.8.1 Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards will be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

     1.8.2 Exceptions. The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and without consideration (other than nominal consideration). Incentive Stock Options and Restricted Stock Awards, however, will be subject to any and all additional transfer restrictions under the Code.

     1.8.3 Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.8.1 will not apply to:

          (a)  transfers to the Corporation,
          (b) the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
          (c) transfers pursuant to a QDRO if approved or ratified by the Committee,
          (d) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant's legal representative, or
          (e) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.
2.   Options.

2.1  Grants.  One or more Options may be granted under this
     Section 2 to any Eligible Person. Each Option granted will be designated in the applicable Award Agreement, by the Committee, as either an Incentive Stock Option, subject to Section 2.4, or a Nonqualified Stock Option.

2.2  Option Price.

     2.2.1 Pricing Limits. The purchase price per share of the Common Stock covered by each Option will be determined by the Committee at the time of the Award, but will not be less than 100% (110% in the case of a Participant described in Section 2.5) of the Fair Market Value of the Common Stock on the date of grant and will not be less than the par value thereof.

     2.2.2 Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Section 2 will be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by certified or cashier's check payable to the order of the Corporation; (iii) by notice and third party payment in such manner as may be authorized by the Committee; or (iv) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, but the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and any shares delivered that were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise. Without limiting the generality of the foregoing, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under Section
          6.5. The Corporation will not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

2.3  Vesting; Limits on Exercise; Other Limitations.

2.3.1 Vesting. Subject to Section 1.7, each Option shall vest as of the date or dates determined by the Committee and set forth in the applicable Award Agreement.

     2.3.2 Limits on Exercise. Unless otherwise explicitly provided by the Committee in the applicable Award Agreement, an Option that is vested may be exercised only to the extent that it has not expired or terminated and only after one of the following times or events:

          (a) one year, or such lesser period of time as the Committee may permit, after (i) the closing of a bona fide, firm commitment underwritten public offering of the Common Stock pursuant to a registration statement declared effective under the Securities Act, or (ii) a registration of the Corporation under the Exchange Act if the Common Stock is then publicly held;
          (b) the receipt by the Participant of a notice from the Corporation stating that the Corporation has entered into a definitive agreement or the Board has adopted definitive resolutions calling for the Corporation, subject to certain terms and conditions, to effect a Change in Control Event and stating that acceleration of exercisability will occur pursuant to Section 6.3.2; or
          (c)  the date which is five years after the Effective Date.
               An Option may be exercised only to the extent that it is then both vested and exercisable.

2.4  Limitations on Grant and Terms of Incentive Stock Options.

     2.4.1 $100,000 Limit. To the extent that the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

     2.4.2 Option Period. Subject to Section 1.6, each Option and all rights thereunder will expire no later than 10 years after the Award Date.

     2.4.3 Other Code Limits. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

2.5 Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.6  Option Repricing/Cancellation and Regrant/Waiver of
     Restrictions. Subject to Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, or the restrictions upon or the term of, an Award granted under this Section 2 by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price that is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

2.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

3.   Stock Appreciation Rights (Including Limited Stock Appreciation Rights).

3.1  Grants.  The Committee may grant to any Eligible Person
     Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2  Exercise of Stock Appreciation Rights.

3.2.1     Exercisability.  Unless the Award Agreement or the
     Committee otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

     3.2.2 Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered shares of Common Stock will be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant will, however, be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

     3.2.3 Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

     3.2.4 Proportionate Reduction If an SAR extends to less than all the shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.3  Payment.

     3.3.1 Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive, subject to Section 6.5, payment of an amount determined by multiplying:

          (a) the difference (which shall not be less than zero) obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

          (b) the number of shares with respect to which the Stock Appreciation Right has been exercised.

     3.3.2 Form of Payment. The Committee, in its sole discretion, will determine the form in which payment will be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, but the Committee will have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election will be subject to such conditions as the Committee may impose.

3.4 Limited Stock Appreciation Rights. The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event ("Limited SARs") and such Limited SARs may relate to or operate in tandem or combination with, or substitution for, Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the Common Stock during a specified period or at a specified time within a specified period before, after or including the date of such event.

4.   Restricted Stock Awards.

4.1  Grants.  The Committee may grant one or more Restricted
     Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) to be paid by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions will not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurances and documents as the Committee may require to enforce the restrictions.

4.2  Restrictions.

     4.2.1     Pre-Vesting Restraints.  Except as provided in
          Sections 4.1 and 1.8, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

     4.2.2 Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

     4.2.3 Cash Payments. If the Participant has paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any restricted shares that cease to be eligible for vesting.

4.3 Return to the Corporation. Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions at the time of termination of employment, or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement, will not vest and will be returned to the Corporation in such manner and on such terms as the Committee provides.

5.   Performance Share Awards and Stock Bonuses.

5.1 Grants of Performance Share Awards. The Committee may grant Performance Share Awards to Eligible Employees based upon such factors as the Committee deems relevant in light of the specific type and terms of the award. An Award Agreement will specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant will be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 10 years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee (consistent with Section 6.10.3(b), if applicable) may determine.

5.2  Special Performance-Based Share Awards.  Options or SAR's
     granted with an exercise price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Employees which otherwise satisfy the conditions to deductibility under Section 162(m) are deemed "Qualifying Awards". Without limiting the generality of the foregoing, and in addition to Qualifying Awards granted under other provisions of this Plan, other performance-based awards within the meaning of Section 162(m) ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary, or division basis, with reference to revenue growth, net earnings (before or after taxes, interest, depreciation, and/or amortization), cash flow, return on equity or on assets or on net investment, stock appreciation, total stockholder return, or cost containment or reduction, or any combination thereof (the "business criteria") relative to preestablished performance goals, may be granted under this Plan. To the extent so defined, these terms are used as applied under generally accepted accounting principles and in the Company's financial reporting. The applicable business criterion or criteria and the specific performance goals must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance measurement period may not be less than one (except as provided
     in Section 1.6) nor more than 10 years.   Other types of
     performance and non-performance awards may also be granted under the other provisions of this Plan. The following provisions relate to all Performance-Based Awards (other than Qualifying Awards) granted under this Plan:

     5.2.1 Eligible Class. The eligible class of persons for Awards under this Section 5.2 is executive officers of the Corporation.

     5.2.2 Maximum Award. Subject to Section 1.4.2, in no event will grants in any calendar year to any one individual under this
          Section 5.2 relate to more than 50,000 shares or, (if payable solely in cash) a cash amount of more than $200,000.

     5.2.3     Committee Certification.  To the extent required by
          Section 162(m), before any Performance-Based Award under this
          Section 5.2 is paid, the Committee must certify that the material terms of the Performance-Based Award were satisfied.

     5.2.4 Terms and Conditions of Awards. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.2 (including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise).

     5.2.5 Stock Payout Features. In lieu of cash payment of an Award, the Committee may require or allow all or a portion of the Award to be paid in the form of stock, Restricted Shares, an Option, or another Award.

     5.2.6 Adjustments for Material Changes. Performance goals or other features of an Award under this Section 5.2 may provide that they (i) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, or merger) or a complete or partial corporate liquidation, or (ii) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or (iii) shall be adjusted for any other circumstance or event, or (iv) any combination of (i) through (iii), but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of Section 162(m) to qualify as performance- based compensation.

5.3  Grants of Stock Bonuses.  The Committee may grant a Stock
     Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded will be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

5.4 Deferred Payments. The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

5.5  Cash Bonus Awards.

     5.5.1 Performance Goals. The Committee may establish a program of annual incentive awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary division basis with reference to any one or combination of the business criteria (as such term is used in Section 5.2). In addition, the award may depend upon the Eligible Person's individual performance.

     5.5.2 Payment in Restricted Stock. In lieu of cash payment of an Award, the Committee may require or allow all or a portion of the Award to be paid in the form of stock, Restricted Stock, an Option or other Award.

6.   Other Provisions.

6.1  Rights of Eligible Persons, Participants and Beneficiaries.

     6.1.1 Employment Status. Status as an Eligible Person will not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

     6.1.2     No Employment Contract.  Nothing contained in this Plan
          (or in any other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to otherwise change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any related document will adversely affect any independent contractual right of such person without the Person's consent.

     6.1.3 Plan Not Funded. Awards payable under this Plan will be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

     6.1.4 Charter Documents. The Articles of Incorporation and By-Laws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Awards and are incorporated herein by reference.

6.2  Effects of Termination of Employment; Termination of
     Subsidiary Status; Discretionary Provisions.

     6.2.1 Options - Resignation or Dismissal. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant's employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the "Severance Date") other than due to Retirement, Total Disability or death, or "for cause" (as determined in the sole discretion of the Committee), the Participant will have until the later of the following two dates to exercise an Option to the extent that it is vested on the Severance Date: (i) the date which is three months after the Severance Date, or (ii) the date which is one month after the date the Option first becomes exercisable pursuant to Section 2.3.2. In the case of a termination "for cause", the Option will terminate on the Severance Date (whether or not vested and/or exercisable). In all cases, the Option, to the extent not vested on the Severance Date, will terminate.

     6.2.2 Options - Death or Disability. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant's employment by (or specified service to) the Company terminates as a result of Total Disability or death, or the Participant suffers a Total Disability or dies within 30 days after a termination described in Section 6.2.1, the Participant, the Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have until the later of the following two dates to exercise an Option to the extent that it is vested on the Severance Date: (i) the date which is twelve months after the Severance Date, or (ii) the date which is one month after the date the Option first becomes exercisable pursuant to Section 2.3.2. The Option, to the extent not vested on the Severance Date, will terminate.

     6.2.3 Options - Retirement. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.3, if the Participant's employment by (or specified service to) the Company terminates as a result of Retirement, the Participant, Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have until the later of the following two dates to exercise an Option to the extent that it is vested on the Severance Date: (i) the date which is twelve months after the Severance Date, or (ii) the date which is one month after the date the Option first becomes exercisable pursuant to Section
          2.3.2. The Option, to the extent not vested on the Severance Date, will terminate.

     6.2.4 Certain SARs. Any SAR granted concurrently or in tandem with an Option will have the same post- termination provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.
     6.2.5 Other Awards. The Committee will establish in respect of each other Award granted hereunder the Participant's rights and benefits (if any) if the Participant's employment is terminated and in so doing may make distinctions based upon the cause of termination and the nature of the Award.

     6.2.6 Committee Discretion. Notwithstanding the foregoing provisions of this Section 6.2, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Committee may increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee determines and expressly sets forth in or by amendment to the Award Agreement.

6.3  Adjustments; Acceleration.

     6.3.1 Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable

          (a) proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards,
               (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) the performance standards appropriate to any outstanding Awards, or

          (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. In each case, with respect to Incentive Stock Options, no such adjustment will be made that would cause this Plan to violate Section 422 or 424(a) of the Code or any successor provisions without the written consent of the holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

     6.3.2 Acceleration of Awards Upon Change in Control. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Awards will not accelerate or determines that only certain or limited benefits under any or all Awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event
          (a) each Option and Stock Appreciation Right will become immediately vested and exercisable,
          (b) Restricted Stock will immediately vest free of restrictions, and
          (c) each Performance Share Award will become payable to the Participant.
          However, in the case of a transaction intended to be accounted for as a pooling of interests transaction, the Committee shall have no discretion with respect to the foregoing acceleration of Awards. The Committee may override the limitations on acceleration in this
          Section 6.3.2 by express provision in the Award
          Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award
          Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards will comply with applicable legal requirements.

     6.3.3 Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as required or permitted by
          Section 6.3.2 but is not exercised prior to (i) a dissolution of the Corporation, or (ii) an event described in Section 6.3.1 that the Corporation does not survive, or (iii) the consummation of an event described in Section 6.3.1 involving a Change in Control Event approved by the Board, such Option or right will terminate, subject to any provision that has been expressly made by the Committee through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such Option or right.

     6.3.4 Golden Parachute Limitations. Unless otherwise specified in an Award Agreement, no Award will be accelerated under this Plan to an extent or in a manner that would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor will any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of
          Section 280G of the Code. If a holder would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in
          Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code.

6.4  Compliance with Laws.

     6.4.1 General. This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan will be subject to such restrictions, and to any restrictions the Committee may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

      6.4.2 Compliance with Securities Laws. No Participant shall sell, pledge or otherwise transfer shares of Common Stock acquired pursuant to an Award or any interest in such shares except in accordance with the express terms of this Plan and the applicable Award Agreement. Any attempted transfer in violation of this Section 6.4 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of shares acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws and unless and until:

          (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
          (b) such disposition is made in accordance with Rule 144 under the Securities Act; or
          (c) such Participant notifies the Corporation of the proposed disposition and furnishes the Corporation with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Corporation, such Participant furnishes the Corporation with an opinion of counsel acceptable to the Corporation's counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

          Notwithstanding anything else herein to the contrary, the Company has no obligation to register the Common
          Stock or file any registration statement under either federal or state securities laws.

6.5  Tax Withholding.

     6.5.1 Provision for Tax Withholding Offset. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment, or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 6.4) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

6.6  Plan Amendment, Termination and Suspension.

     6.6.1 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

     6.6.2 Stockholder Approval. To the extent then required under Sections 422 and 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

     6.6.3 Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant's rights and benefits under an Award.

     6.6.4 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.3 will not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8 Effective Date of the Plan. This Plan is effective upon its approval by the Board (the "Effective Date"), subject to approval by the stockholders of the Corporation within twelve months after the date of such Board approval.

6.9 Term of the Plan. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the tenth anniversary of the Effective Date (the "Termination Date") and no Awards may be granted under this Plan after that date. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

6.10 Governing Law/Construction/Severability.

     6.10.1 Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware.

     6.10.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

     6.10.3    Plan Construction.

          (a) Rule 16b-3. It is the intent of the Corporation that transactions involving the Awards under this Plan, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfy to the extent feasible the requirements for applicable exemptions under Rule 16 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder.

          (b) Section 162(m). It is the further intent of the Company that Options or SARs with an exercise or base price not less than Fair Market Value on the date of grant and Performance-Based Awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation under Section 162(m) to the extent that the Committee authorizing the Award (or the payment thereof, as the case may be) satisfies the administrative requirements thereof. This Plan shall be interpreted consistent with such intent.

6.11 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12 Effect of Change of Subsidiary Status. For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary, a termination of employment and service will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

6.13 Non-Exclusivity of Plan. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

7.   Definitions.

"Award" means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, performance share award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

"Award Agreement" means any writing setting forth the terms of an Award that has been authorized by the Committee.

"Award Date" means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

"Beneficiary" means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

"Board" means the Board of Directors of the Corporation.

"Change in Control Event" means any of the following:

          (a) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

          (b) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);
          (c) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity that is not a Subsidiary or other affiliate; or;
          (d) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person that is a stockholder of the Corporation on the Effective Date, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or
          (e) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless
               The election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Commission" means the Securities and Exchange Commission.

"Committee" means the Board or any one or more committees of director(s) appointed by the Board to administer this Plan with respect to the Awards within the scope of authority delegated by the Board. At least one committee will be comprised only of two or more directors, each of whom, in respect of any decision involving both (i) a Participant affected by the decision who is or may be subject to Section 162(m), and (ii) compensation intended as performance-based compensation within the meaning of
Section 162(m), will be Disinterested; in acting on any transaction with or for the benefit of a Section 16 Person, the participating members of such Committee also shall be Non-Employee Directors within the meaning of Rule 16b-3.

"Common Stock" means the Class A Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.3 of this Plan.

"Company" means, collectively, the Corporation and its Subsidiaries.

"Corporation" means Corinthian Colleges, Inc., a Delaware corporation, and its successors.

"Disinterested" means a director who is an "outside director" within the meaning of Section 162(m) and any applicable legal or regulatory requirements.

"Eligible Employee" means an officer (whether or not a director) or employee of the Company.

"Eligible Person" means an Eligible Employee, or any Other
Eligible Person, as determined by the Committee.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;
(c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan. Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

"Incentive Stock Option" means an Option that is designated and intended as an incentive stock option within the meaning of
Section 422 of the Code, the award of that contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

"Nonqualified Stock Option" means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

"Non-Employee Director" means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

"Option" means an option to purchase Common Stock granted under this Plan. The Committee will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive
Stock Option.

"Other Eligible Person" means any individual consultant or advisor or agent who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company or any Non-Employee Director, and who (to the extent provided in the next sentence) is selected to participate in this Plan by the Committee. A person who is neither an employee, officer, nor director who provides bona fide services to the Company may be selected as an Other Eligible Person only if such person's participation in this Plan would not adversely affect
(a) the Corporation's eligibility to use Form S-8 to register under the Securities Act, the offering of shares issuable under this Plan by the Company, or (b) the Corporation's compliance with any other applicable laws.

"Participant" means an Eligible Person who has been granted an Award under this Plan and a Non-Employee Director who has received an Option under Section 8 of this Plan.

"Performance Share Award" means an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under
Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

"Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

"Plan" means this Corinthian Colleges, Inc.  1998 Performance
Award Plan, as it may hereafter be amended from time to time.

"QDRO" means a qualified domestic relations order.

"Restricted Shares" or "Restricted Stock" means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

"Retirement" means retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining (a) age 55 with ten or more years of employment with the Company, or (b) age 65.

"Rule 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

"Section 16 Person" means a person subject to Section 16(a) of the Exchange Act.

"Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Stock Appreciation Right" or "SAR" means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

"Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

"Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

"Total Disability" means a "total and permanent disability" within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Committee may include.

8.   Non-Employee Director Options.

8.1 Participation. Awards under this Section 8 shall be made only to Non-Employee Directors and shall be evidenced by Award Agreements substantially in the form of Exhibit A hereto.

8.2  Annual Options Grants.

     8.2.1 Time of Initial Award. After February 28, 1999, if any person who is not then an officer or employee of the Company becomes a director of the Corporation, such person will automatically be granted (without any action by the Board or Committee) a Nonqualified Stock Option (the Award Date of which shall be the date such person takes office) to purchase 6,000 shares of Common Stock.

     8.2.2 Subsequent Annual Awards. Immediately following the annual stockholders meeting in each year during the term of the Plan commencing in 2000, there shall be granted automatically (without any action by the Board or Committee) a Nonqualified Stock Option (the Award Date of which shall be the date of such annual stockholders meeting) to each Non-Employee Director then continuing in office to purchase 3,000 shares of Common Stock.

     8.2.3 Maximum Number of Shares. Grants under Section 8.2.1 or 8.2.2 that would otherwise exceed the maximum number of shares under Section 1.4.1 shall be prorated within such limitation. A Non-Employee Director shall not receive more than one
          Nonqualified Stock Option under this Section 8.2 in any calendar year.

8.3  Option Price.  The purchase price per share of the Common
     Stock covered by each Option granted pursuant to Section 8.2 will be 100 percent of the Fair Market Value of the Common Stock on the Award Date. The exercise price of any Option granted under
     Section 8.2 will be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise.

8.4  Option Period and Exercisability.  Each Option granted under
     Section 8.2 and all rights or obligations thereunder shall expire ten years after the applicable Award Date and shall be subject to earlier termination as provided below. Each Option granted under
     Section 8.2.1 shall become vested at the rate of 50% of the aggregate number of shares subject thereto on each of the first and second anniversaries of the Award Date. Each Option granted under Section 8.2.2 shall become fully (100%) vested on the first anniversary of the Award Date. Options granted under Section 8.2 are subject to Section 2.3.2.

8.5 Termination of Directorship. If a Non-Employee Director's services as a member of the Board terminate by reason of the Non-Employee Director's death or Total Disability, such termination shall have the following effect on an Option granted under
     Section 8.2: (i) the next succeeding installment of the Option (if the Option is not fully vested) shall immediately become vested; (ii) the Option, to the extent then vested (or to the extent that it becomes vested in accordance with clause (i)) shall remain exercisable (subject to Section 2.3.2) for one year after the date of such termination or until the expiration of the stated term of the Option, whichever first occurs; and (iii) the Option, to the extent not vested (or to the extent that it does not become vested in accordance with clause (i)), shall terminate on the date of such termination.

     If a Non-Employee Director's services as a member of the Board terminate for any reason other than the Non-Employee Director's death or Total Disability, such termination shall have the following effect on an Option granted under Section 8.2: (i) the Option, to the extent not vested, shall terminate on the date of such termination; (ii) any portion of the Option which is then vested shall remain exercisable (subject to Section 2.3.2) for 90 days after the later of the date of such termination or the date the option first becomes exercisable in accordance with Section 2.3.2, subject to the expiration of the stated term of the Option.

8.6 Adjustment; Accelerations; Terminations. Options granted under section 8.2 will be subject to adjustments, accelerations and terminations as provided in Section 6.3, but only to the extent that in the case of a Change in Control Event such effect and any Board or Committee action in respect thereof is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Corporation or is otherwise consistent with the effect on Options held by persons other than executive officers or directors of the Corporation (or, if there are none, consistent in respect of the underlying shares with the effect on stockholders generally).

8.7 Acceleration Upon a Change in Control Event. Upon the occurrence of a Change in Control Event and acceleration under
     Section 6.3.2, each Option granted under Section 8.2 will become immediately vested and exercisable.

8.8  Amendment to Outstanding Awards. Options granted under
     Section 8.2 may be amended by the Board in a manner permitted under this Plan in respect of Options granted to Eligible Persons generally.



                    CORINTHIAN COLLEGES, INC.
                   1998 PERFORMANCE AWARD PLAN
                 DIRECTOR STOCK OPTION AGREEMENT


     THIS DIRECTOR STOCK OPTION AGREEMENT (this "Option
Agreement") dated as of the ___ day of _____________, ___, by and between CORINTHIAN COLLEGES, INC., a Delaware corporation (the
"Corporation"), and ________________________________ (the
"Director").

                         R E C I T A L S

     WHEREAS, the Corporation has adopted the Corinthian
Colleges, Inc. 1998 Performance Award Plan (the "Plan"); and

     WHEREAS, pursuant to Section 8.2 of the Plan, the Corporation has granted to the Director effective as of the ___ day of __________, ___ (the "Award Date"), a stock option to purchase all or any part of ________ shares of the Corporation's Common Stock, par value $0.0001 per share (the "Common Stock"), subject to and upon the terms and conditions set forth in this Option Agreement and in the Plan;

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

Section 1.     Defined Terms.

     Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

Section 2.     Grant of Option.

     This Option Agreement evidences the Corporation's grant to the Director of the right and option to purchase, subject to and on the terms and conditions set forth in this Option Agreement and in the Plan, all or any part of ______ shares of Common Stock (the "Shares") at the price of $______ per Share (the "Option"), exercisable from time to time, subject to the provisions of this Option Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Award Date (the "Expiration Date"). It is the intent of the Corporation that the Option constitute a nonqualified stock option and not be deemed to be an incentive stock option within the meaning of Section 422 of the Code.

Section 3.     Exercisability of Option.

     The Option shall become vested and exercisable as set forth in Section 8.4 of the Plan.

     To the extent that the Option is vested and exercisable, if the Director does not in any year purchase all or any part of the Shares to which the Director is entitled, the Director has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until the Option terminates or expires. The Option shall only be exercisable in respect of whole shares and fractional share interests shall be disregarded. The Option may only be exercised as to at least 100 shares unless the number purchased is the total number at the time available for purchase under the Option.

     The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Partial service, even if substantial, during any vesting period will not (except as provided in Section 5 below in the event of death or Total Disability) entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 5 below. The Option confers no rights to continued service as set forth in Section 6.1 of the Plan.

Section 4.     Method of Exercise of Option.

     The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of Shares to be purchased pursuant to the Option and accompanied by payment of the full purchase price (in a manner provided in Section 8.3 of the Plan) of the Shares to be purchased. In addition, the Director (or the Director's Beneficiary or Personal Representative, as the case may be) must furnish any written statements required pursuant to Section 6.4 of the Plan.

Section 5.     Service; Effect of Termination of Service.

     The Director agrees to serve as a director in accordance with the Corporation's Certificate of Incorporation, bylaws, and applicable law. If the Director's services as a member of the Board terminate by reason of the Director's death or Total Disability, the Option shall terminate as set forth in Section
8.5 of the Plan.

Section 6.     Adjustments; Accelerations; Terminations.

     The Option is subject to adjustments, accelerations, and terminations as provided in Sections 8.7 and 8.8 of the Plan.

Section 7.     Non-Transferability of and Other Restrictions.

     Subject to limited exceptions set forth in Section 1.8 of the Plan, the Option and any other rights of the Director under this Option Agreement or the Plan are nontransferable.

Section 8.     Plan.

     The Option and all rights of the Director under this Option Agreement are subject to, and the Director agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Director acknowledges receipt of, and reading and understanding, a copy of the Plan and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board (or the Committee) do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board (or the Committee) so conferred by appropriate action of the Board (or the Committee) under the Plan after the date hereof.

     IN WITNESS WHEREOF, the Corporation has caused this Option
Agreement to be executed on its behalf by its duly authorized officer and the Director has hereunto set his or her hand.

                         "THE CORPORATION"

                         CORINTHIAN COLLEGES, INC.,
                         a Delaware corporation

                         By:______________________________________

                         Print
                         Name:_________________________________

                         Its:_____________________________________


                         "THE DIRECTOR"


                         _________________________________________
                         Signature


                         _________________________________________
                         Print Name


                         _________________________________________
                         Address


                         _________________________________________
                         City, State, Zip Code


                        CONSENT OF SPOUSE

     In consideration of the execution of the foregoing Director
Stock Option Agreement by Corinthian Colleges, Inc., I,
___________________________, the spouse of the Director therein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.


   Dated: _________________,_____. ____________________________________
                                   Signature of Spouse